As filed with the Securities and Exchange Commission on June 26, 2003                                                            Registration No. 33-55131

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2449551

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

STERLING FINANCIAL CORPORATION
101 North Pointe Boulevard
Lancaster, Pennsylvania 17601
(717) 735-5653
(Address, including Zip Code, and telephone
number, including area code, of registrant’s
principal executive offices)	J. Roger Moyer, Jr.
President and Chief Executive Officer
STERLING FINANCIAL CORPORATION
101 North Pointe Boulevard
Lancaster, Pennsylvania 17601
(717) 735-5653
(Name, address, including Zip Code, and telephone number,
including area code, of agent for service)

With a Copy to:
Nicholas Bybel, Jr., Esquire
B. Tyler Lincoln, Esquire
SHUMAKER WILLIAMS, P.C.
Post Office Box 88
Harrisburg, Pennsylvania 17108
(717) 763-1121

          Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

PROSPECTUS

STERLING FINANCIAL CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

This prospectus describes Sterling Financial Corporation’s Dividend Reinvestment and Stock Purchase Plan, which was adopted by Sterling’s Board of Directors on June 29, 1987 and has subsequently been amended and restated. The most recent amendment was effective June 24, 2003. Sterling is offering a total of 1,722,656 shares under the plan. Of these shares 395,210 have been sold before the date of this prospectus. This prospectus relates to the remaining 1,327,446 shares.

These shares may either be authorized but unissued shares, shares purchased in the open market or shares held in Sterling’s treasury. This prospectus also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.

     Sterling’s common stock is traded on the National Market System of the NASDAQ Stock Market under the symbol “SLFI.” On June 20, 2003, the closing sale price of a share of Sterling common stock was $24.63 per share.

     You should rely only on the information contained in this prospectus or to which we refer you. We have not authorized anyone to provide any information or to make any representation that is different. This prospectus may only be used where it is legal to sell these securities. The information in the prospectus is only accurate as of the date of this prospectus.

     This prospectus supersedes all prior versions and we recommend you keep this prospectus for future reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 26, 2003.

Important Considerations
Plan Purpose
KEY PLAN FEATURES SUMMARY
HOW THE PLAN WORKS
1. How to get started and enroll
2. How to purchase additional shares
3. Must I reinvest dividends?
4. How are Shares Purchased?
5. When are my shares purchased?
6. What is the price I will pay for shares?
7. How do I keep track of transactions in my account?
8. What is safekeeping of certificates?
9. How do I withdraw my stock that is in my Plan Account?
10. How do I transfer shares to another person?
11. Can I sell shares in my account?
12. How do I close my account?
TECHNICAL INFORMATION ABOUT THE PLAN
1. Stock Distributions
2. Voting
3. Federal Income Tax Information
4. Construction
5. Use of Proceeds
6. Experts
7. Legal Matters
8. Incorporation of Certain Information by Reference
9. Other Terms
10. Changes in the Plan
ADDITIONAL INFORMATION ABOUT STERLING FINANCIAL CORPORATION
SIGNATURES
EXHIBIT INDEX
OPINION OF SHUMAKER WILLIAMS, P.C.
CONSENT OF ERNST & YOUNG LLP
STERLING FINANCIAL CORPORATION DIVIDEND REINVEST.
ENROLLMENT APPLICATION
AUTHORIZATION AGREEMENT
SHAREHOLDER COVER LETTER

Sterling Financial Corporation

Dividend Reinvestment
&
Stock Purchase Plan

Important Considerations		4-5
Plan Purpose		5
Key Plan Features Summary		5-7
How the Plan Works
1.	How to get started and enroll	8
2.	How to purchase additional shares	8
3.	Must I reinvest dividends?	9
4.	How are shares purchased?	9
5.	When are my shares purchased?	10
6.	What is the price I will pay for shares?	10
7.	How do I keep track of transactions in my account?	10
8.	What is safekeeping of certificates?	10
9.	How do I withdraw my stock that is in my Plan account?	11
10.	How do I transfer shares to another person?	11
11.	Can I sell shares in my account?	12
12.	How do I close my account?	12
Technical Information About the Plan		13
1.	Stock Distributions	13
2.	Voting	13

3.	Federal Income Tax Information	13
4.	Construction	14
5.	Use of Proceeds	14
6.	Experts	14
7.	Legal Matters	14
8.	Incorporation of Certain Information by Reference	14
9.	Other Terms	15
10.	Changes in the Plan	15
Additional Information About Sterling Financial Corporation		16

Important Considerations

     The purpose of Sterling’s Dividend Reinvestment and Stock Purchase Plan is to provide a convenient and useful service for Sterling shareholders to invest cash dividends and voluntary cash payments in Sterling common stock. Nothing in this prospectus or other plan information represents a recommendation by Sterling, or anyone else, that a person buy or sell Sterling common stock. We urge you to read this prospectus thoroughly before you make an investment decision regarding participation in the plan.

     Each participant in the plan should recognize that neither Sterling nor the plan agent can provide any assurance that shares of common stock purchased under the plan will, at any time, be worth more or less than their purchase price.

     You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts. Therefore, you bear market risk associated with fluctuations in the price of the stock. The plan agent will allocate shares purchased to three decimal places, thus, a partial share will likely always exist in your plan account. This practice allows maximum investment of your dividends and cash payments.

     The plan does not represent a change in Sterling’s dividend policy, which will continue to depend upon earnings, financial and regulatory requirements and other factors, and which will be determined by Sterling’s Board of Directors from time to time. Shareholders who do not wish to participate in this plan will continue to receive cash dividends, as declared. There is no assurance whether, or at what rate, Sterling will continue to pay dividends.

     Potential investors should be aware that shares of common stock purchased under the plan are not deposit accounts of Sterling or any of its depository subsidiaries and are not insured by the FDIC or any other governmental organization. An investment in the common stock is subject to market risk and possible loss of investment.

The plan offers you the ability to:

•	Buy shares conveniently and economically either by direct debit to your bank account or by check.

•	Invest amounts as low as $100 per month through automatic bank deductions.

•	Reinvest cash dividends by purchasing additional common stock with your dividend funds directly through the plan.

•	Sell or transfer shares of Sterling common stock held in your plan account.

•	Deposit some or all of the shares of common stock of Sterling Financial Corporation currently held by you, in certificate form, into your plan account for safekeeping.

•	Withdraw some or all of your shares and receive a certificate, at any time, should you request.

•	Complete all your share transactions including purchases, sales and requests for certificates on the Internet.

Plan Purpose

The purpose of the plan is to provide shareholders and other interested investors with a convenient and economical way to purchase shares of Sterling common stock, as well as reinvest cash dividends in additional shares of common stock. American Stock Transfer & Trust Company (the “plan agent”) will administer the plan, purchase and hold shares acquired for you under the plan, keep records, send statements of account activity and perform other duties related to the plan. Any person is eligible to participate in the plan by taking the steps described under “How to get started and enroll,” below.

KEY PLAN FEATURES SUMMARY

Enrollment

To participate in the plan, you may apply for enrollment by:

Dividend Reinvestment - Completing, signing and returning an Enrollment Application, indicating full or partial dividend reinvestment.

Direct Purchase Online - Logging on to www.investpower.com to access your shareholder account. You will need to enter your bank account number and the bank’s ABA number for an investment of not less than $250, if you are a new investor, or $100, if you already have an account with the Plan Administrator. The maximum amount of each of your investments should not exceed $3,000 per month. See “Summary of Fees,” below.

Direct Purchase by Mail - Completing, signing and returning an Enrollment Application with your check or money order of not less than $250, if you are a new investor, or $100, if you already have an account with the plan agent. The maximum amount of each of your investments should not exceed $3,000 per month. See “Summary of Fees,” below.

Plan Account

When you enroll in the plan, an account will be opened in your name and shares purchased will be held by the plan agent in book-entry form. You will receive periodic statements not stock certificates. You may request stock certificates for shares held by the plan agent at any time and without charge.

Dividends

You may reinvest dividends to purchase additional shares of Sterling common stock. You may reinvest all your dividends or a portion of your dividends within the same plan account. You may elect to receive cash dividends. The dividends on all shares held by the plan agent will be reinvested unless you elect the Cash Payments Only on the Enrollment Application. See the “Summary of Fees,” below.

Additional Purchases

You may desire to purchase additional shares of Sterling common stock through the plan. You may buy from $100 up to $3,000 of stock each month. Purchases may be made by mailing a check or money order, payable to American Stock Transfer & Trust Company, the plan agent. You may make automatic monthly purchases for a constant dollar value by instructing the plan agent to electronically debit funds from your bank. See the “Summary of Fees,” below.

Selling Shares From Your Account

You may instruct the plan agent to sell shares held in your plan account, at any time. Shares will be sold at the current market price. A transaction fee of $15, plus brokerage commission of $.05 per share, will be, deducted automatically, from your proceeds. The fee is subject to change. See “Summary of Fees,” below.

Safekeeping of Certificates

You may mail your Sterling stock certificates to the plan agent, at any time, for deposit to your plan account. The shares will be maintained in book-entry form and held in your plan account. You may request stock certificates at any time, for some or all of the shares held in your plan account. There is a fee of $7.50 for depositing your certificates, unless you instruct the plan agent to sell the shares, in which case only the sales fee will be apply. The fees are subject to change. See “Summary of Fees,” below.

Transferring Shares

You may transfer or provide a stock gift to other persons at any time, without charge.

Statements and Forms

Each participant, who elects to reinvest some or all of his or her dividends, will receive a quarterly statement that reflects all investment activity and all dividends reinvested. Each time a purchase is made for you, you will receive a confirmation advice, reflecting your purchase price and the number of shares purchased. Each form you receive will contain a tear-off stub that you may use for future plan transactions. In addition, you may use the plan agent’s automated telephone system and internet site.

The telephone system and internet site are more convenient and quicker than instructions sent by mail.

Contact the Plan Administrator for Information

Our Transfer Agent and Plan Administrator is American Stock Transfer & Trust Company. You may contact them in the following ways:

Telephone:	1-877-248-6420(toll free)

Internet:	www.investpower.com

Mail:	American Stock Transfer & Trust Company
Attn: Dividend Reinvestment Department
P O Box 922, Wall Street Station
New York, NY 10269-0560

Contact Sterling Financial Corporation:

Telephone:	1-717-735-5602

Internet:	www.sterlingfi.com, use the investor relations link

Mail:	Sterling Financial Corporation
Attn: Shareholder Relations
101 North Pointe Blvd.
Lancaster, PA 17601-4133

Summary of Fees:

Sterling pays for all costs related to the administration of this plan, except those listed below. These fees are subject to change. Sterling will notify participants of changes.

Sale/Termination	$15.00 + $0.05 per share
Safekeeping	$7.50 per transaction, if without sale
First time investments*	$0.10 brokerage commission per share
Voluntary cash contributions*	$0.10 brokerage commission per share
Dividend Reinvestment*	$0.10 brokerage commission per share

*     This fee will be applicable only if Sterling instructs the plan agent to purchase the shares on the open market. Please read “How shares are purchased?,” below. These fees are subject to change at anytime.

Please read this prospectus in full. We have summarized the plan in this section. More complete information follows. You may request a copy of the plan document, at any time, from the plan agent or from Shareholder Services at Sterling.

HOW THE PLAN WORKS

1.	How to get started and enroll:

•	To make an investment online, log on to www.investpower.com to access your shareholder account. You will need your bank account number and your ABA number to complete this transaction. You will receive an e-mail confirming receipt of your transaction, as well as en e-mail within two business days confirming the number of shares purchased and their price.

•	To invest by mail, fill out an Enrollment Application which you may obtain by calling 1-877-248-6420 (toll free) or you may download the Enrollment Application from the plan agent’s Internet site.

•	If you own Sterling stock, held at a broker, bank, or trust company in a name other than yours, request that at least one share of stock be transferred to your name. If you do not wish to transfer shares into your name, you can still enroll and buy shares, but you will be required to make a $250 minimum initial investment.

2.	How to purchase additional shares:

You can purchase additional shares of Sterling common stock at any time, by making optional cash payments. Your optional cash payment, less applicable service charges and brokerage commissions, is used to purchase shares of stock in the open market for your account. Purchases are made by the 1st of each month. If you elect to have your contribution deducted monthly from your bank account, it will be deducted on 2nd business day prior to the 1st of the month. No interest will be paid to investors on cash payments, pending investment.

• You may make an optional cash investment, when joining the plan, by enclosing a check or money order payable to American Stock Transfer & Trust Company with your Enrollment Application.

• As a participant in the plan, you may make optional cash payments by mail with the tear-off portion of your account statement or the purchase transaction advice, mailed to you after the completion of a purchase.

• You may make optional cash payments online by logging on to www.investpower.com and choosing “InvestPower Account Holders.” Enter your ten digit account number (provided to you in your account statement) and your social security number. Then complete your optional cash investment confirmation by following the instructions provided.

For first-time investors (non-registered holders of Sterling common stock) the minimum initial investment is $250. For existing investors, the minimum investment is $100. The maximum investment for existing or new investors is $3,000 per month.

If you are a new investor, see “How to get started and enroll,” above.

You may authorize the plan agent, on an Enrollment Application, to make monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the plan agent’s internet site www.investpower.com and following the instructions. To terminate monthly purchases by automatic withdrawal, you must send the plan agent a written, signed letter of instruction.

If a check submitted is returned to the plan agent as “unpaid,” the plan agent will resell the shares purchased with those funds and liquidate additional shares, if necessary, to pay any fees or loss incurred.

3.	Must I reinvest dividends?

No. Dividend reinvestment is a service offered by the plan each time you are paid a dividend. When you enroll in the plan, you will indicate whether you want the dividends on your shares reinvested.

If you do not indicate a preference, dividends on all your shares will be reinvested. If you choose to receive cash dividends on your shares, your cash dividend can be deposited directly to your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House (“ACH”). If you are interested in this option please call (800) 278-4353 and request forms for Direct Deposit of Dividends.

4.	How are Shares Purchased?

At the direction of Sterling, the plan agent will purchase shares of common stock directly from Sterling. These shares will be either authorized but unissued shares, shares held in the Treasury, shares purchased from the open market, or a combination.

There will be no fees for dividends reinvested or voluntary cash purchases, if Sterling provides the shares to the plan agent. The only time participants will pay the brokerage commission fees indicated in the Summary of Fees, will be when Sterling instructs the plan agent to purchase shares on the open market. The Summary of Fees is subject to change. Sterling anticipates that the normal business procedure will be to supply the plan agent with the shares.

5.	When are my shares purchased?

Purchases of shares from Sterling will be made as of the investment date, which will be the dividend payment date during a month in which a dividend is paid, and, in any other month, will be the 1st business day of the month. Purchase of shares of common stock on the open market will be made as soon as reasonably possible, but not more than thirty days after the investment date.

6.	What is the price I will pay for shares?

For optional cash contributions in the months that a dividend is not paid, Sterling proposes to provide the plan agent with shares, as described above. The share price will be the average price of all shares purchased for that investment. If Sterling instructs the plan agent to purchase shares in the open market, the participant will pay the brokerage commission, as indicated in the Summary of Fees, which summary is subject to change.

The funds for the reinvestment of dividends and any optional cash contributions will be commingled. Sterling proposes to provide the shares directly to the plan agent from authorized but unissued shares, treasury shares, open market purchases, or a combination. The share price for shares purchased directly from Sterling will be the fair market value of the stock, as of the applicable investment date. While Sterling common stock is listed on NADSAQ, the fair market value will be the closing price on the applicable investment date.

7.	How do I keep track of transactions in my account?

The plan agent will mail you quarterly statements after each reinvestment of dividends. The quarterly statement reflects your account balance and all activity for the year. In addition, whenever you make a voluntary cash contribution, you will receive an advice confirmation.

You may also view your transaction history online by logging onto your account. Details available online include share price, commission paid, and transaction type and date.

You may also call the plan administrator at 1-877-248-6420 (toll free) and follow the instructions on the automated telephone system. The plan agent also has customer service representatives available during normal business hours. Be sure to keep your plan account statements, for your permanent records.

8.	What is safekeeping of certificates?

If you already own shares of Sterling in certificate form, you may elect to deposit the shares into your plan account, for safekeeping with the plan agent. The plan agent will credit the shares to your plan account in book-entry form.

To deposit shares with the plan agent, send the stock certificates, via registered mail, and insured for 2% of the total value of the shares to protect against loss in transit. You must include a check for $7.50 payable to American Stock Transfer & Trust Company each time you send shares for deposit. This fee is subject to change, See “Summary of Fees,” above.

The fee of $7.50 for this service will be waived, if you have elected to deposit your shares and sell them at the same time through the plan. If you are not already in the plan, you must complete and sign an Enrollment Application, which must accompany the certificates.

9.	How do I withdraw stock from my Plan Account?

You may request that the plan agent issue a certificate for some or all of your shares. No certificate will be issued for fractional shares. There are three ways to withdraw shares.

•	Go to www.investpower.com and log on your account. Follow the directions on the website.

•	Call the 1-877-248-6420 (toll free) to access the plan agent’s automated telephone system with your withdrawal order.

•	Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the plan agent.

The plan agent will issue a certificate in the exact registration shown on your plan statement, unless otherwise instructed. Certificates will be sent by first class mail, generally within a few days, after receiving your request. There is no charge for this service.

10.	How do I transfer shares to another person?

Transfers may be made in book-entry form or the plan agent will issue a certificate and send it to the new owner, by first class mail. You may transfer to a person who has a plan account, or you may set up a new plan account, if the person does not have one. Follow the steps below to complete your transfer.

Contact the plan agent to request a Prospectus and an Enrollment Application. Complete the form, providing the full registration name, address and social security number of the new participant. The completed Enrollment Application should be sent with a written request indicating the number of shares (full and fractional, if any) to be transferred to the new participant. All individuals in the current plan account must sign the form. The signatures must be guaranteed by a bank, broker or financial institution that is a member of a Medallion Signature Guarantee Program.

11.	Can I sell shares in my account?

You may instruct the plan agent to sell any or all shares held in your plan account at any time. There are three ways to sell your shares.

•	Go to www.investpower.com and log onto your account. Follow the directions on the website.

•	Call the 1-877-248-6420 (toll-free) to access the plan agent’s automated telephone system with your sales order.

•	Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the plan agent. If there is more than one individual owner on the plan account, all participants must sign the tear-off portion of the account statement or purchase confirmation.

As with purchases, the plan agent aggregates all requests to sell shares and then sells the total share amount, on the open market through a broker. Sales will be made at least once a week and may be made as often as daily, at the discretion of the plan agent. The selling price is not known until the sale is completed. The proceeds of the sale, less a service fee of $15 and brokerage commission of $0.05 per share, will be sent to you by check within four days following the sale. The fees are subject to change. See “Summary of Fees,” above.

Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the plan agent and the sale on the open market. You may not rescind instructions sent to the plan agent.

12.	How do I close my account?

You may withdraw from the plan, at any time, using the tear-off stub at the bottom of your statement, or by accessing your account online. Upon termination, a certificate for the full shares held in your plan account will be issued and any fractional shares held in the plan account will be sold. You will receive a check for the net proceeds, less a service fee of $15.00 and $0.05 per share brokerage commission from the sale of any fractional share. If the stock sold is insufficient to cover the processing fee of $15.00, a check will not be issued nor will you be billed for any additional fees. The fees are subject to change. See “Summary of Fees,” above.

You may also direct the plan agent to sell any or all of the shares in your account. Follow the sales procedures outlined in “Can I sell shares in my account?,” above and the plan agent will mail you a check for the net proceeds and Form 1099B for income tax purposes.

After your account is closed, dividends on any shares of Sterling you hold in stock certificate form will be sent to you, at the address you provide, or automatically deposited in your bank account, in accordance with your instructions.

TECHNICAL INFORMATION ABOUT THE PLAN

1.	Stock Distributions

Any stock dividends, distributions or stock split shares distributed on stock held by the plan agent will be credited directly into your account. For shares held by you in stock certificate form, the plan agent will issue a stock certificate, without charge, for any full shares due and a check, less fees, for the value of any fractional share interest. Processing of other transactions in your plan account may be curtailed or suspended until the completion of any stock dividend, stock split, distribution and/or corporate action.

2.	Voting

As a plan participant, you will vote all stock (full and fractional shares) held in your plan account. Each participant will receive a Notice of Annual Meeting, a Proxy Statement, a proxy voting card and Sterling’s Annual Report. Shares of stock will not be voted if you do not return your properly executed proxy card. Vote your shares by telephone or by internet following the instructions on your proxy card.

3.	Federal Income Tax Information

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE OR LOCAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE AND LOCAL INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

Reinvested Dividends – In the case of reinvested cash dividends, when shares are acquired for your account directly from Sterling, the fair market value of the shares are included in your gross income. Additionally, your basis in the shares for federal income tax purposes is the fair market value of the shares purchased for your account.

If shares are purchased for your account on the open market, you must include your dividends in gross income. Your basis in the shares will be equal to the purchase price of the shares plus your pro rata share of any brokerage fees, commissions, and other costs and expenses of the purchase.

Voluntary Cash Payments – In the case of shares purchased directly from Sterling with voluntary cash payments, for federal income tax purposes, you will be treated as having received a dividend equal to the excess, if any, of the fair market value of the purchased shares, on the investment date, over the amount of the voluntary cash payment. Your basis in your shares will be the amount of the excess, if any, plus the amount of the voluntary cash payment.

Alternatively, when shares are purchased on the open market with voluntary cash payments, your basis in the shares will be equal to the purchase price of the shares. For purposes of this paragraph, the term “purchase price” includes your pro rata share of any brokerage fees, commissions, and other costs and expenses.

4.	Construction

The plan is governed by, construed under, and enforced in accordance with the laws of the Commonwealth of Pennsylvania. Where used or referred to in this prospectus, the masculine includes all genders; and the plural includes the singular, and unless the context otherwise clearly requires, the singular includes the plural.

5.	Use of Proceeds

Sterling is unable to predict the number of shares of common stock that will be purchased under the plan or the prices at which the shares will be purchased. The net proceeds to Sterling from the sale of common stock offered by this prospectus will provide additional equity capital to Sterling to support its growth and the growth of its wholly-owned subsidiaries.

6.	Experts

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements our incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

7.	Legal Matters

Legal matters relating to the shares of common stock offered by this prospectus will be passed upon for Sterling by Shumaker Williams, P.C., P. O. Box 88, Harrisburg, Pennsylvania 17108.

8.	Incorporation of Certain Information by Reference

The Commission allows us to ‘incorporate by reference’ other information in this prospectus. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this prospectus:

•	Sterling’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 28, 2003.

•	Sterling’s 8-K filed with the Commission on February 26, 2003.

•	Sterling’s 8-K filed with the Commission on April 23, 2003.

•	Sterling’s 8-K filed with the Commission on April 29, 2003.

•	Sterling’s 10-Q filed with the Commission on May 15, 2003.

•	Sterling’s 8-K filed with the Commission on May 28, 2003.

9.	Other Terms:

Sterling will reimburse the plan agent for the fees and expenses normally associated with transfer agent functions.

Neither the plan agent, nor Sterling will be liable for any act performed in good faith or for any good faith omission to act, including, without limitations, any claim of liability arising out of:

•	failure to terminate a participant’s account, sell stock held in the plan, or invest optional cash payments without receipt of proper documentation and instructions; and

•	with respect to the prices at which stock is purchased or sold for a participant’s account and the time purchases or sales are made, including price fluctuations in market value after purchases or sales.

If the total number of shares in your account is less than one share, any remaining fraction may be sold and the account will be closed. See above “Summary of Fees,” above, for the applicable fees and commissions associated with selling of shares.

The plan is not for use by institutional investors or financial intermediaries. The signing and mailing of the Enrollment Application is an offer by the participant to establish an agency relationship with the plan agent and to be governed by the terms and conditions of the plan.

10.	Changes in the Plan:

Sterling may change the terms of this plan, including the applicable fees, or terminate the plan at any time. Participants will be notified of any changes in the fee schedule. Participants will receive a supplemental or revised prospectus when Sterling effects any material changes to the plan.

ADDITIONAL INFORMATION ABOUT STERLING FINANCIAL CORPORATION

Sterling Financial Corporation
Attn: Shareholder Relations
101 North Pointe Blvd.
Lancaster, PA 17601-4133
717-735-5602

The common stock of Sterling Financial Corporation trades on the NASDAQ stock market under the symbol – SLFI.

How to contact the Plan Agent:

Telephone:	1-877-248-6420

Internet:	www.investpower.com

Mail:	American Stock Transfer & Trust Company
Attn: Dividend Reinvestment Department
P O Box 922, Wall Street Station
New York, NY 10269-0560

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

Registration Fee	$2,500
Blue Sky Fees and Expenses*	0
Accounting Fees*	5,000
Legal Fees and Expenses*	10,000
Printing Fees and Postage*	2,500

$20,000

* Estimated

Item 15.      Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. §§1101-4162) provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Article V of Sterling’s Amended Bylaws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sterling Financial Corporation.

Item 16.	Exhibits

Exhibit 4.1	Registrant’s Amended Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Registrant’s Current Report on Form 8-K, dated April 30, 2002, and filed with the Commission on May 15, 2002.)

Exhibit 4.2	Registrant’s Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3(ii) to Registrant’s Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

Exhibit 5	Opinion of Shumaker Williams, P.C., Special Corporate Counsel to Registrant re: Legality and Consent.

Exhibit 23.1	Consent of Ernst & Young, LLP.

Exhibit 23.2	Consent of Shumaker Williams, P.C., included in Exhibit 5.

Exhibit 24	Powers of Attorney of Directors and Officers. (Included on signature page.)

Exhibit 99.1	Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan, as amended and restated.

99.2	Dividend Reinvestment and Stock Purchase Plan Enrollment Application

99.3	Direct Deposit Authorization Agreement

99.4	Shareholder Cover Letter

Item 17.      Undertakings

(a)  Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)  Registration Statement permitted by Rule 430A Under the Securities Act of 1933.

     The undersigned registrant hereby undertakes that:

     (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on June 24, 2003.

STERLING FINANCIAL CORPORATION

By:	/s/ J. Roger Moyer, Jr.

J. Roger Moyer, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Roger Moyer, Jr. and J. Bradley Scovill and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Capacity	Date
/s/ John E. Stefan John E. Stefan	Chairman of the Board and Director	June 24, 2003

/s/ J. Roger Moyer, Jr. J. Roger Moyer, Jr.	President and Chief Executive Officer and Director	June 24, 2003

/s/ J. Bradley Scovill J. Bradley Scovill	Sr. Executive Vice President, Chief Financial Officer and Treasurer	June 24, 2003

/s/ Richard H. Albright, Jr. Richard H. Albright, Jr.	Director	June 24, 2003

/s/ Michael A. Carenzo Michael A. Carenzo	Director	June 24, 2003

	Capacity	Date

/s/ Bertram F. Elsner Bertram F. Elsner	Director	June 24, 2003

/s/ Howard E. Groff, Jr. Howard E. Groff, Jr.	Director	June 24, 2003

/s/ Joan R. Henderson Joan R. Henderson	Director	June 24, 2003

/s/ Terrence L. Hormel Terrence L. Hormel	Director	June 24, 2003

/s/ David E. Hosler David E. Hosler	Director	June 24, 2003

/s/ W. Garth Sprecher W. Garth Sprecher	Director	June 24, 2003

/s/ Glenn R. Walz Glenn R. Walz	Director	June 24, 2003

EXHIBIT INDEX

Sequential Page
Number in Manually
Exhibit		Signed Original

Exhibit 4.1	Registrant’s Amended Articles of Incorporation. (Incorporated by reference to Exhibit 3(i) to Registrant’s Current Report on Form 8-K, dated April 30, 2002, and filed with the Commission on May 15, 2002.)

Exhibit 4.2	Registrant’s Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3(ii) to Registrant’s Current Report on Form 8-K, filed with the Commission on April 25, 2000.)

Exhibit 5	Opinion of Shumaker Williams, P.C., Special Corporate Counsel to Registrant re: Legality and Consent.

Exhibit 23.1	Consent of Ernst & Young LLP.

Exhibit 23.2	Consent of Shumaker Williams, P.C., included in Exhibit 5.

Exhibit 24	Powers of Attorney of Directors and Officers. (Included on signature page.)

Exhibit 99.1	Sterling Financial Corporation Dividend Reinvestment and Stock Purchase Plan, as amended.

Exhibit 99.2	Dividend Reinvestment and Stock Purchase Plan Enrollment Application

Exhibit 99.3	Direct Deposit Authorization Agreement

Exhibit 99.4	Shareholder Cover Letter